Exhibit 99.2

       FIBERSTARS ANNOUNCES FINAL RESULTS OF SHAREHOLDER MEETING; VOTE ON
                DELAWARE REINCORPORATION APPROVED BY SHAREHOLDERS

SOLON, Ohio, July 6 /PRNewswire-FirstCall/ -- Fiberstars, Inc. (Nasdaq: FBST), the global leader in commercial fiber optic lighting, announced today that the reincorporation of Fiberstars in Delaware was approved. The Company, currently incorporated in California, expects to complete the reincorporation in the third quarter. The Company held its annual shareholder meeting on June 15, 2006, but the meeting was adjourned until July 6 because nearly 6 million shares had not yet voted on reincorporation in Delaware.

About Fiberstars, Inc.

Fiberstars, Inc., (Nasdaq: FBST) is the leading supplier of fiber optic lighting and the world's only supplier of EFO(R), a lighting technology which is more efficient than conventional electric lamps. Fiberstars products are designed, manufactured and marketed for the commercial lighting, sign and swimming pool, and spa markets. Fiberstars fiber optic lighting provides energy savings, aesthetic, safety and maintenance cost benefits over conventional lighting. Customers include supermarket chains, retail stores, fast food restaurants, theme parks and casinos, hotels, swimming pool builders, spa manufacturers and many others. Company headquarters are located at 32000 Aurora Rd., Solon, OH 44139. The Company has additional offices in Pleasanton, CA, New York City, United Kingdom and Germany. For more information, see www.fiberstars.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the anticipated reincorporation of Fiberstars in Delaware, such reincorporation could be delayed or abandoned if Fiberstars is unable to get the necessary consents to effect the reincorporation. For more information about potential factors, which could affect Fiberstars financial results, please refer to Fiberstars' SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2005, and its quarterly reports on Form 10-Q. These forward- looking statements speak only as of the date hereof. Fiberstars disclaims any intention or obligation to update or revise any forward-looking statements.

SOURCE  Fiberstars, Inc.
    -0-                             07/06/2006
    /CONTACT:  investors, Bob Connors, CFO of Fiberstars, Inc.,
+1-440-715-1300, or media, Nathan Tinker of Antenna Group, +1-203-229-0358, for Fiberstars/
    /Web site:  http://www.fiberstars.com/